EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 26, 2007 relating to the financial statements of A.P. Pharma, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California

April 4, 2007